SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2000

ITRONICS INC.

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                     Texas                                                      33-18582                                         75-2198369

(State or other jurisdiction                                      (Commission File                                   (IRS Employer

of incorporation)                                                           Number)                                         Identification No.)

6490 So. McCarran Boulevard, Building C, Suite 23 Reno, Nevada                        89509

             (Address of Principal Executive Offices)                                                     Zip Code

Registrant’s telephone number, including area code: (775) 689-7696

Item 5: Other Events

On August 28, 2000 the Company completed a $15 million equity financing agreement with a private institutional investor.

The private placement agreement calls for periodic purchases over the next three years of up to a maximum of $15 million of Itronics’ common stock, at Itronics’ option, subject to registration. The amount of each periodic purchase or draw down will be dependent on the trading volume and the market price of Itronics’ common shares at the time of each purchase.

The proceeds of this financing will allow the Company to continue to implement its business plan, especially to increase the rate of expansion of the photochemical recycling business being operated by Itronics’ wholly-owned subsidiary, Itronics Metallurgical, Inc. The agreement provides the Company with funds to expand marketing and sales, acquisitions, and working capital to accelerate sales growth.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                               ITRONICS INC.

                                                                                                                     (Registrant)

Date: September 5, 2000                                                                         By: /S/ John W. Whitney

                                                                                                                     John W. Whitney

                                                                                                                    President, Treasurer and Director

                                                                                                                    (Principal Executive and Financial

                                                                                                                    Officer)